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                                                                   EXHIBIT 7.03

                     JOINDER TO THE JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to be added to the Joint Filing Agreement, dated January 29, 1995, by and among Cox Enterprises, Inc., Cox Holdings, Inc., Cox DNS, Inc. (formerly Cox Discovery, Inc.), and Cox Investment Company, Inc. for the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) or any subsequent filings on Schedule 13G (including amendments thereto) with respect to the Common Stock, par value $1.00 per share, of COX COMMUNICATIONS, INC.

         IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of this 14th day of February, 2003.



                                      By: /s/  Barbara Cox Anthony
                                         -----------------------------------
                                          Barbara Cox Anthony



                                      By: /s/  Andrew A. Merdek
                                         -----------------------------------
                                          Anne Cox Chambers by Andrew A.
                                          Merdek, her Attorney-in-fact